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                                                                      Exhibit 18


                              FOUNTAIN SQUARE FUNDS
                               Multiple Class Plan
                            As Amended March 23, 1998

         This Multiple Class Plan ("Plan") is adopted by FOUNTAIN SQUARE FUNDS (the "Trust"), a Massachusetts business trust, with respect to the classes of shares (the "Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

1.   PURPOSE
     This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Trust of more than one class of shares of any or all of the Funds ("Covered Classes") in reliance on the Rule.

2.   SEPARATE ARRANGEMENTS/CLASS DIFFERENCES
     The Funds set forth on Exhibit A offer one Class of shares which are titled Institutional Shares. The Funds set forth on Exhibit B offer two Classes of shares which are titled Investment A Shares and Institutional Shares. The Funds set forth on Exhibit C offer three Classes of shares which are titled Investment A Shares, Investment C Shares and Institutional Shares. The only expenses allocated to the shares as a Class are, for Investment A Shares, those expenses incurred under the Trust's distribution plan adopted pursuant to Rule 12b-1 (the "Rule 12b-1 Plan"), and for Investment C Shares, those expenses incurred under the Rule 12b-1 Plan and those incurred under an administrative service arrangement (the "Administrative Services Agreement").

     Investment A Shares and Investment C Shares may be purchased through Fifth Third Securities, Inc., as well as from the Distributor.

     Institutional Shares may be purchased through: the Trust Department of Fifth Third Bank; qualified employee benefit plans under the Internal Revenue Code, subject to minimum requirements which may be established by the Distributor; and broker-dealers, investment advisors, financial planners, or other financial institutions who place trades for their own accounts or the accounts of their clients for a management, consulting or other fee.

     The minimum initial investment in each of the Covered Classes is $1,000.00. Subsequent investments may be made in the amount of $50.00 for all Covered Classes.

     Shareholders are entitled to one vote for each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional share held. Shareholders of the Trust will vote in the aggregate and not by Fund or Class except (i) as otherwise expressly required by law or when the Trustees determine that the matter to be voted upon affects only the interests of the shareholders of a particular Fund or Class, and (ii) only holders of Investment A Shares and/or Investment C Shares, as the case


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     may be, will be entitled to vote on matters submitted to a shareholder vote with respect to the Rule 12b-1 Plan applicable to such Class.

3.   EXPENSE ALLOCATIONS
     The expenses incurred pursuant to the Rule 12b-1 Plan will be borne solely by the Investment A Shares and/or the Investment C Shares, as may be the case, of the applicable Fund. The expenses incurred pursuant to the Administrative Services Agreement will be borne solely by the Investment C Shares of the applicable Fund.

4.   EXCHANGE FEATURES
     A shareholder may exchange shares of one Fund for the appropriate Class of shares of any other Fund in the Trust. Shares of Funds with a sales charge may be exchanged at net asset value for shares of other Funds with an equal sales charge or no sales charge. Shares of Funds with a sales charge may be exchanged for shares of Funds with a higher sales charge at net asset value, plus the additional sales charge. Shares of Funds with no sales charge, whether acquired by direct purchase, reinvestment of dividends on such shares, or otherwise, may be exchanged for shares of Funds with a sales charge at net asset value, plus the applicable sales charge. When an exchange is made from a Fund with a sales charge to a Fund with no sales charge, the shares exchanged and additional shares which have been purchased by reinvesting dividends or capital gains on such shares retain the character of the exchanged shares for purposes of exercising further exchange privileges.

5.   EFFECTIVENESS
     This Plan shall become effective with respect to each Class, (i) to the extent required by the Rule, after approval by a majority vote of: (a) the Trust's Board of Trustees; (b) the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan; and/or
     (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

6.   AMENDMENT
     This Plan may be amended at any time, with respect to any Class, by a majority vote of: (i) the Trust's Board of Trustees; and (ii) the members of the Board of Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of this Plan.


                                                          /s/ STEPHEN G. MINTOS
                                                          ---------------------
                                                          Stephen G. Mintos
                                                          President




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                              FOUNTAIN SQUARE FUNDS

                                    EXHIBIT A
                                     to the
                               Multiple Class Plan

                              Institutional Shares


         Each of the portfolios of the Fountain Square Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Institutional Shares of such portfolio:


                         U.S. Treasury Obligations Fund

          Witness the due execution hereof this 23rd day of March, 1998


                                                      FOUNTAIN SQUARE FUNDS


                                                      By:  /s/ STEPHEN G. MINTOS
                                                           ---------------------
                                                           Stephen G. Mintos
                                                           President




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                              FOUNTAIN SQUARE FUNDS

                                    EXHIBIT B
                                     to the
                               Multiple Class Plan

                              Institutional Shares
                               Investment A Shares

         Each of the portfolios of the Fountain Square Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Institutional Shares and the Investment A Shares of such portfolio:

                              Commercial Paper Fund
                          Government Cash Reserves Fund
                          Tax Exempt Money Market Fund


          Witness the due execution hereof this 23rd day of March, 1998


                                                    FOUNTAIN SQUARE FUNDS


                                                    By:   /s/ STEPHEN G. MINTOS
                                                          ---------------------
                                                          Stephen G. Mintos
                                                          President




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                              FOUNTAIN SQUARE FUNDS

                                    EXHIBIT C
                                     to the
                               Multiple Class Plan

                               Investment A Shares
                               Investment C Shares
                              Institutional Shares


         Each of the portfolios of the Fountain Square Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Investment A Shares, the Investment C Shares and the Institutional Shares of such portfolio:

                         U.S. Government Securities Fund
                                Quality Bond Fund
                               Quality Growth Fund
                                  Mid Cap Fund
                                  Balanced Fund
                             Ohio Tax Free Bond Fund
                            International Equity Fund
                               Equity Income Fund
                              Bond Fund For Income
                               Municipal Bond Fund
                                  Pinnacle Fund
                                  Cardinal Fund

          Witness the due execution hereof this 23rd day of March, 1998

                                                     FOUNTAIN SQUARE FUNDS


                                                     By:  /s/ STEPHEN G. MINTOS
                                                          ---------------------
                                                          Stephen G. Mintos
                                                          President